UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NHP	The Nasdaq Global Market
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

On April 23, 2026, National Healthcare Properties, Inc. (the “Company”) closed its registered underwritten public offering (the “Offering”) of 38,500,000 shares of Class A common stock, $0.01 par value per share (the “Class A Common Stock”), pursuant to its registration statement on Form S-11 (File No. 333-294895) under the Securities Act of 1933, as amended. On April 24, 2026, the underwriters exercised their option to purchase an additional 5,775,000 shares of Class A Common Stock (the “Option Shares”) to cover overallotments in connection with the Offering. The purchase and sale of the Option Shares closed on April 28, 2026.

Amended and Restated Agreement of Limited Partnership

In connection with the Offering, the Company, as general partner of National Healthcare Properties Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into the Amended and Restated Agreement of Limited Partnership, dated April 30, 2026 (the “A&R OP Agreement”). The A&R OP Agreement amends and restates in its entirety the Agreement of Limited Partnership, dated February 14, 2013 (as amended, the “Original OP Agreement”), predominately to (i) remove all references to the special limited partnership interest held by Healthcare Trust Special Limited Partnership, LLC, which crystallized with no value in connection with the Offering, (ii) (a) account for the automatic conversion of all outstanding units of limited partnership designated as “Class B Units” into the common limited partnership units of the Operating Partnership designated as “OP Units” pursuant to the terms of the Original OP Agreement and (b) eliminate the Class B Units as a class of partnership units issuable under the A&R OP Agreement, (iii) incorporate redemption rights terms for limited partners of the Operating Partnership holding OP Units, (iv) revise the number of issued and outstanding OP Units in order to reset the exchange factor applied to the conversion of OP Units into shares of common stock of the Company back to 1.0, (v) establish a new general class of units of limited partnership in the Operating Partnership designated as “LTIP Units” and designate four specific sub-classes of LTIP Units, including “Basic LTIP Units” and “Performance LTIP Units”, as defined and further set forth in the A&R OP Agreement, and (vi) make other conforming, ministerial and clarifying changes in connection with the Offering. Other than the foregoing, the material terms of the Original OP Agreement, including the amendments thereto, remain unmodified and in full force and effect.

The foregoing description of the A&R OP Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R OP Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Portions of the A&R OP Agreement may be omitted pursuant to Item 601(b)(10)(iv) or Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the Registration Statement filed in connection with the Offering, the Company’s board of directors (the “Board”) granted listing equity awards to certain of its directors, named executive officers and employees, subject to and effective upon the completion of the Offering.

The awards granted on April 30, 2026 to the Company’s employees, including its named executive officers, include, in the aggregate, 995,994 shares of the Company’s common stock and LTIP Units, under the Company’s 2025 Omnibus Incentive Compensation Plan, that will vest annually in 25% increments commencing with the first anniversary of April 30, 2026, subject to the grantee’s continuous service through the applicable vesting date. Of these awards, the awards granted to Michael Anderson, Chief Executive Officer and President, Andrew T. Babin, Chief Financial Officer and Treasurer, and Ailin Park, Chief Accounting Officer, represent 348,665 LTIP Units, 149,428 LTIP Units and 25,000 LTIP Units, respectively.

The Board also authorized the Company to grant 12,500 restricted shares of the Company’s common stock and/or LTIP Units to each of the Company’s directors. The awards granted to such directors will vest on the same terms and conditions as those granted to the Company’s employees, subject to the grantee’s continuous service through the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: May 1, 2026	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer